Exhibit 31.4

I, Danny Zheng, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of GlassBridge Enterprises, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2017

/s/ Danny Zheng
Danny Zheng
Interim Chief Executive Officer and Chief Financial Officer (principal financial officer)